Exhibit 99.1

NI Holdings, Inc.

Unaudited Pro Forma Consolidated Financial Information

On June 30, 2024 (the “Closing Date”), NI Holdings, Inc. (the “Company”) completed the previously announced transaction with Scott Insurance Holdings, LLC, (“Scott Insurance Holdings”) to sell its subsidiary, Westminster American Insurance Company (“Westminster”), to Scott Insurance Holdings, for a cash purchase price of $10.5 million (collectively, the “Transaction”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), dated May 7, 2024, by and between the Company and Scott Insurance Holdings. The Transaction is subject to certain post-closing adjustments pursuant to the Purchase Agreement, including a post-closing payment to or from the Company based on the ending statutory surplus balance of Westminster.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Based upon the magnitude of the disposition and because the Company is exiting the majority of its commercial insurance operations, the disposition represents a significant strategic shift that will have a material effect on the Company’s operations and financial results. Accordingly, the Transaction meets the definition of a discontinued operation, as defined by Accounting Standards Codification 205-20 – Presentation of Financial Statements - Discontinued Operations, and, after the date of the Transaction, the historical financial results of Westminster will be reflected in our consolidated financial statements as discontinued operations under accounting principles generally accepted in the United States of America (“GAAP”) for all applicable periods presented.

The following unaudited pro forma consolidated financial statements are intended to show how the transaction might have affected the historical financial statements of the Company if the transaction had been completed at an earlier time as indicated therein. The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the sale of Westminster. The unaudited pro forma consolidated financial statements are derived from and should be read in conjunction with:

i.	The accompanying notes to the unaudited pro forma consolidated financial statements;

ii	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 9, 2022;

iii	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023;

iv.	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 15, 2024; and

v.	The unaudited interim historical consolidated financial statements of the Company and its subsidiaries, the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 9, 2024.

The unaudited pro forma consolidated financial statements are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2024 as well as the years ended December 31, 2023, 2022, and 2021 present the Company’s results as if the transaction had occurred immediately prior to January 1, 2021. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2024 reflects the Company’s assets, liabilities, and shareholders’ equity as if the transaction had occurred on March 31, 2024.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant:

•	Transaction Accounting Adjustments - Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•	Autonomous Entity Adjustments - Adjustments that are necessary to reflect the operations and financial position of the registrant if the registrant was previously part of another entity. There are no autonomous entity adjustments included in the pro forma financial information since the Company currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. The unaudited pro forma consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the sale of Westminster. The Company has determined not to reflect such adjustments because it does not believe presenting such adjustments would enhance an understanding of the pro forma effects of the transaction.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

NI Holdings, Inc.

Pro Forma Consolidated Balance Sheet

As of March 31, 2024

(Unaudited)

(dollar amounts in thousands, except par value)

	As Reported (a)	Transaction Accounting Adjustments (b)	Pro Forma
Assets:
Cash and cash equivalents	$68,518	$(13,387)	$55,131
Fixed income securities, at fair value (net of allowance for expected credit losses of $0 at March 31, 2024)	349,772	(57,070)	292,702
Equity securities, at fair value	29,650	(6,146)	23,504
Other investments	2,006	-	2,006
Total cash and investments	449,946	(76,603)	373,343

Premiums and agents' balances receivable (net of allowance for expected credit losses of $224 at March 31, 2024)	79,706	(19,728)	59,978
Deferred policy acquisition costs	36,565	(7,617)	28,948
Reinsurance premiums receivable	2,985	(3,441)	(456)
Reinsurance recoverables on losses (net of allowance for expected credit losses of $0 at March 31, 2024)	49,484	(43,138)	6,346
Accrued investment income	2,923	(522)	2,401
Property and equipment, net	9,708	(2,356)	7,352
Deferred income taxes	8,313	837	9,150
Receivable from Federal Crop Insurance Corporation	13,913	-	13,913
Goodwill and other intangibles	9,933	(7,205)	2,728
Other assets	11,049	(50)	10,999
Total assets	$674,525	$(159,823)	$514,702

Liabilities:
Unpaid losses and loss adjustment expenses	$225,006	$(104,475)	$120,531
Unearned premiums	171,418	(37,690)	133,728
Income tax payable	2,454	(228)	2,226
Accrued expenses and other liabilities	19,801	(2,989)	16,812
Total liabilities	418,679	(145,382)	273,297

Shareholders’ equity:
Common stock, $0.01 par value, authorized: 25,000,000 shares; issued: 23,000,000 shares; and outstanding: 2024 – 20,629,454 shares, 2023 – 20,599,908 shares	230	-	230
Additional paid-in capital	96,320	-	96,320
Unearned employee stock ownership plan shares	(698)	-	(698)
Retained earnings	218,451	(18,696)	199,755
Accumulated other comprehensive loss, net of income taxes	(23,858)	4,255	(19,603)
Treasury stock, at cost, 2024 – 2,300,751 shares, 2023 – 2,330,297 shares	(34,599)	-	(34,599)
Non-controlling interest	-	-	-
Total shareholders’ equity	255,846	(14,441)	241,405

Total liabilities and shareholders’ equity	$674,525	$(159,823)	$514,702

NI Holdings, Inc.

Pro Forma Consolidated Statement of Operations

For the three months ended March 31, 2024

(Unaudited)

(dollar amounts in thousands, except per share data)

	As Reported (a)	Transaction Accounting Adjustments (c)	Pro Forma
Revenues:
Net premiums earned	$85,557	$(15,673)	$69,884
Fee and other income	412	(8)	404
Net investment income	3,553	(798)	2,755
Net investment gains	1,828	(372)	1,456
Total revenues	91,350	(16,851)	74,499

Expenses:
Losses and loss adjustment expenses	52,209	(12,065)	40,144
Amortization of deferred policy acquisition costs	20,663	(3,846)	16,817
Other underwriting and general expenses	10,298	(1,593)	8,705
Total expenses	83,170	(17,504)	65,666

Income before income taxes	8,180	653	8,833
Income tax expense	1,761	94	1,855
Net income	6,419	559	6,978
Net income attributable to non-controlling interest	-	-	-
Net income attributable to NI Holdings, Inc.	$6,419	$559	$6,978

Earnings per common share:
Basic	$0.31	$0.02	$0.33
Diluted	$0.30	$0.03	$0.33

Share data:
Weighted average common shares outstanding used in basic per common share calculations	20,932,774	-	20,932,774
Dilutive securities	113,305	-	113,305
Weighted average common shares used in diluted per common share calculations	21,046,079	-	21,046,079

NI Holdings, Inc.

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2023

(Unaudited)

(dollar amounts in thousands, except per share data)

	As Reported (a)	Transaction Accounting Adjustments (c)	Pro Forma
Revenues:
Net premiums earned	$351,137	$(59,020)	$292,117
Fee and other income	1,978	(38)	1,940
Net investment income	10,456	(2,422)	8,034
Net investment gains	2,124	(195)	1,929
Total revenues	365,695	(61,675)	304,020

Expenses:
Losses and loss adjustment expenses	244,412	(57,896)	186,516
Amortization of deferred policy acquisition costs	82,991	(15,359)	67,632
Other underwriting and general expenses	35,799	(6,474)	29,325
Goodwill impairment charge	6,756	(6,756)	-
Total expenses	369,958	(86,485)	283,473

Income (loss) before income taxes	(4,263)	24,810	20,547
Income tax expense	963	3,352	4,315
Net income (loss)	(5,226)	21,458	16,232
Net income attributable to non-controlling interest	250	-	250
Net income (loss) attributable to NI Holdings, Inc.	$(5,476)	$21,458	$15,982

Earnings (loss) per common share:
Basic	$(0.26)	$1.02	$0.76
Diluted	$(0.26)	$1.01	$0.75

Share data:
Weighted average common shares outstanding used in basic per common share calculations	21,159,073	-	21,159,073
Dilutive securities	-	-	76,532
Weighted average common shares used in diluted per common share calculations	21,159,073	-	21,235,605

NI Holdings, Inc.

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2022

(Unaudited)

(dollar amounts in thousands, except per share data)

	As Reported (a)	Transaction Accounting Adjustments (c)	Pro Forma
Revenues:
Net premiums earned	$328,290	$(56,550)	$271,740
Fee and other income	1,453	(72)	1,381
Net investment income	7,820	(1,184)	6,636
Net investment gains	(13,126)	1,151	(11,975)
Total revenues	324,437	(56,655)	267,782

Expenses:
Losses and loss adjustment expenses	294,432	(52,682)	241,750
Amortization of deferred policy acquisition costs	66,803	(13,199)	53,604
Other underwriting and general expenses	32,231	(6,927)	25,304
Total expenses	393,466	(72,808)	320,658

Loss before income taxes	(69,029)	16,153	(52,876)
Income tax benefit	(15,254)	4,150	(11,104)
Net loss	(53,775)	12,003	(41,772)
Net loss attributable to non-controlling interest	(679)	-	(679)
Net loss attributable to NI Holdings, Inc.	$(53,096)	$12,003	$(41,093)

Loss per common share:
Basic	$(2.49)	$0.56	$(1.93)
Diluted	$(2.49)	$0.56	$(1.93)

Share data:
Weighted average common shares outstanding used in basic per common share calculations	21,333,389	-	21,333,389
Dilutive securities	-	-	-
Weighted average common shares used in diluted per common share calculations	21,333,389	-	21,333,389

NI Holdings, Inc.

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2021

(Unaudited)

(dollar amounts in thousands, except per share data)

	As Reported (a)	Transaction Accounting Adjustments (c)	Pro Forma
Revenues:
Net premiums earned	$299,589	$(52,875)	$246,714
Fee and other income	1,775	(80)	1,695
Net investment income	7,131	(767)	6,364
Net investment gains	15,479	(1,289)	14,190
Total revenues	323,974	(55,011)	268,963

Expenses:
Losses and loss adjustment expenses	216,379	(32,787)	183,592
Amortization of deferred policy acquisition costs	64,574	(11,386)	53,188
Other underwriting and general expenses	31,715	(6,209)	25,506
Total expenses	312,668	(50,382)	262,286

Income before income taxes	11,306	(4,629)	6,677
Income tax expense	2,974	(1,572)	1,402
Net income	8,332	(3,057)	5,275
Net loss attributable to non-controlling interest	(84)	-	(84)
Net income attributable to NI Holdings, Inc.	$8,416	$(3,057)	$5,359

Earnings per common share:
Basic	$0.39	$(0.14)	$0.25
Diluted	$0.39	$(0.14)	$0.25

Share data:
Weighted average common shares outstanding used in basic per common share calculations	21,424,060	-	21,424,060
Dilutive securities	232,366	-	232,366
Weighted average common shares used in diluted per common share calculations	21,656,426	-	21,656,426

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(dollar amounts in thousands)

The following is a description of the Transaction Accounting Adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a)	Represents the Company’s Consolidated Balance Sheet as of March 31, 2024 and Consolidated Statements of Operations for the three months ended March 31, 2024 as well as the years ended December 31, 2023, 2022, and 2021.

(b)

Represents adjustments to record the cash proceeds from the Transaction of $10,500 received on the Closing Date and the deconsolidation adjustments for Westminster pursuant to the Purchase Agreement. The estimated net loss on the sale of $14,441 is reflected as a reduction of Total Shareholders’ Equity. In addition, within twenty-five (25) days following the Closing Date, the Company and Buyer agree to review the financial statements of Westminster as of the Closing Date. To the extent the actual statutory surplus at the Closing Date exceeds $20,000, Buyer will promptly pay to the Company the amount that the actual statutory surplus at the Closing Date exceeds $20,000. To the extent the statutory surplus at the Closing Date is less than $20,000, the Company will promptly pay to Buyer the difference between $20,000 and the actual statutory surplus at the Closing Date. Given the uncertainty of the actual statutory surplus for Westminster at the Closing Date, this amount was not reasonably estimable and, therefore, was not included as an adjustment to the consideration received. The Company expects to recognize a capital loss for tax purposes, which may be used to offset capital gains. The tax treatment and related adjustments are still being evaluated, and, therefore, no adjustments have been recognized in the pro forma financial statements related to potential tax implications. The estimates, including income tax effects, are subject to change and actual amounts may differ from the results reflected herein.

(c)	Represents adjustments for the deconsolidation of Westminster’s revenues and expenses on a pre-pooling basis to reflect the sale. The income tax effect of the pro forma adjustments was calculated using the enacted statutory rates.